SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      December 20, 2002

NETBANK, Inc.

Georgia	0-22361	58-2224352
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11475 Great Oaks Way
Suite 100
Alpharetta, Georgia 30022
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code     (770) 343-6006

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

        On December 19, 2002, NetBank, Inc. completed an issuance of $4.25 million in trust preferred securities. The securities were issued through a newly formed trust, NBI Trust I, in a private pooled transaction. The securities carry a variable rate and were initially priced at LIBOR plus 3.35% (with a cap of 12.5% through January 2008). Interest payments and the resetting of the rate both occur on a quarterly basis. The securities are scheduled to mature in 30 years and they cannot be redeemed by NBI Trust I for a minimum of five years.

Item 7. Financial Statements and Exhibits

        (c) Exhibits. The following materials are filed as exhibits to this current report:

Exhibit Number	Description of Exhibit
99.1	Press Release issued December 20, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetBank, Inc.
(Registrant)

Date: December 20, 2002	/s/ Charles E. Mapson
(Signature)

Charles E. Mapson
Chief Legal Executive